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                    [Weil, Gotshal & Manges LLP Letterhead]



                                             April 16, 1998



Thermadyne Holdings Corporation
101 South Hanley Road, Suite 300
St. Louis, Missouri 63105

Ladies and Gentlemen:

                  We have acted as counsel to Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the 485,010 shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company to be retained by existing stockholders of the Company pursuant to the Agreement and Plan of Merger dated as of January 20, 1998, between the Company and Mercury Acquisition Corporation (the "Merger Agreement"). Capitalized terms defined in the Merger Agreement and used but not otherwise defined herein are used herein as so defined.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Merger Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have







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Thermadyne Holdings Corporation
April 16, 1998
Page 2

relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when retained in the manner and on the terms described in the Registration Statement and the Merger Agreement (after the Registration Statement is declared effective), will be duly authorized, validly issued, fully paid and non-assessable.

                  The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We consent to the use of this letter as an exhibit to the Registration Statement.


                                               Very truly yours,

                                               WEIL, GOTSHAL & MANGES LLP